UCBH HOLDINGS, INC.
                               711 Van Ness Avenue
                         San Francisco, California 94102
                                 (415) 928-0700


                                                                  March 15, 1999


Dear Fellow Stockholders:

         You are cordially invited to attend the Annual Meeting (the "Meeting") of Stockholders of UCBH Holdings, Inc. (the "Company"), which will be held on Thursday, April 29, 1999, at 10:00 a.m. Pacific time at the Holiday Inn, San Francisco Financial District, 750 Kearny Street, Coit Tower Room I, San Francisco, California.

         At the meeting, we will elect two directors, approve an amendment to the Company's 1998 Stock Option Plan, ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants and report on the performance of the Company. We, as well as representatives of PricewaterhouseCoopers LLP, will be present at the Meeting to respond to any questions you may have regarding the business to be transacted or the Company's annual report. Attached is the Notice of the Meeting and the Proxy Statement describing the formal business to be transacted at the Meeting.

         The Board of Directors has determined that the matters to be considered at the Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" the nominees as directors specified under Proposal 1; "FOR" the approval of the amendment to the 1998 Stock Option Plan increasing the number of shares reserved for Awards to 933,333 under Proposal 2; and "FOR" the ratification of independent accountants specified under Proposal 3.

         Whether or not you expect to attend, please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

         On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued interest and support.

Sincerely,

/s/ Thomas S. Wu
----------------------------------
Thomas S. Wu
President, Chief Executive Officer
and Director

                               UCBH HOLDINGS, INC.
                               711 Van Ness Avenue
                         San Francisco, California 94102
                                 (415) 928-0700
                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 29, 1999
                       ----------------------------------



NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting (the "Meeting") of Stockholders of UCBH Holdings, Inc. (the "Company") will be held on April 29, 1999, at 10:00 a.m. Pacific time at the Holiday Inn, San Francisco Financial District, 750 Kearny Street, Coit Tower Room I, San Francisco, California, for the following purposes:

         1.       To elect two directors for three-year terms;

         2. To approve the amendment to the 1998 Stock Option Plan by increasing the number of shares reserved for Awards to 933,333;

         3. To ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as the Company's independent accountants; and

         4.       Such other matters as may properly come before the Meeting.

Stockholders owning UCBH Holdings, Inc. shares at the close of business on March 1, 1999, are entitled to attend and vote at the Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A complete list of stockholders entitled to vote at the Meeting will be available at the executive offices of the UCBH Holdings, Inc., 711 Van Ness Avenue, San Francisco, California 94102, for a period of ten days prior to the Meeting and will also be available at the Meeting itself.


                                            By Order of the Board of Directors

                                            /s/ Eileen Romero
                                            ----------------------------------
                                            Eileen Romero
                                            Corporate Secretary

San Francisco, California
March 15, 1999

                               UCBH HOLDINGS, INC.
                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 1999
                             -----------------------


Solicitation and Voting of Proxies

         This Proxy Statement is being furnished to stockholders of UCBH Holdings, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting"), to be held on April 29, 1999 at 10:00 a.m. Pacific time at the Holiday Inn, San Francisco Financial District, 750 Kearny Street, Coit Tower Room I, San Francisco, California, and at any adjournments thereof. The 1998 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 1998 accompanies this Proxy Statement, which is first being mailed to recordholders on or about March 15, 1999.

         Regardless of the number of shares of Common Stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for directors named in this proxy statement, "FOR" the approval of the amendment to the 1998 Stock Option Plan (the "Stock Option Plan") and "FOR" ratification of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending 1999.

         Other than the matters set forth on the attached Notice of the 1999 Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders' discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting and at any adjournments thereof, including whether or not to adjourn the Meeting.

         You may revoke your proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Meeting.

         The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, ChaseMellon Shareholder Services, L.L.C., a proxy solicitation firm, will assist the Company in soliciting proxies for the Meeting and will be paid a fee of $4,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, United Commercial Bank (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

         The securities which may be voted at the Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors.

         The close of business on March 1, 1999 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 9,333,333 shares.

         As provided in the Company's Certificate of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As for the election of Directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's bylaws, the election of a director requires a plurality of the votes cast, without regard to either (i) broker non-votes, or
(ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld. Plurality of the votes means that the two nominees receiving the highest number of yes ("FOR") votes will be elected as directors.

         As to the approval of the amendment to the 1998 Stock Option Plan set forth in Proposal 2, by checking the appropriate box, a stockholder may: (i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal, or (iii) "ABSTAIN" from voting on such proposal.

         As to the ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Accountants of the Company as set forth in Proposal 3 and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal, or (iii) "ABSTAIN" from voting on such proposal.

         Under Delaware law and the Company's bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder approval and ratification of Proposals 2 and 3. Accordingly, shares as to which the "ABSTAIN" box has been selected on the proxy card will not be counted as votes cast for purposes of Delaware law and the Company's bylaws. Shares underlying broker non-votes will not be counted as present and entitled to vote or as votes cast and will have no effect.

         Proxies solicited hereby will be returned to the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C., and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

         The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date, or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

--------------------------------------------------------------------------------------------------------

Title of Class          Name and Address of Beneficial      Amount and Nature of        Percent of Class
                        Owner                               Beneficial Ownership
--------------------------------------------------------------------------------------------------------
                        The Banc Funds (1)                       468,000 (2)                 5.0%
Common Stock            208 South LaSalle St.
                        Chicago, Illinois 60604
--------------------------------------------------------------------------------------------------------

Common Stock            Financial Stocks, Inc.                   561,667 (3)                 6.0%
                        507 Carew Tower
                        441 Vine Street
                        Cincinnati, Ohio 45202
--------------------------------------------------------------------------------------------------------

Common Stock            Wellington Management Company, LLP       568,000 (4)(5)              6.1%
                        75 State Street
                        Boston, Massachusetts 02109
--------------------------------------------------------------------------------------------------------

(1) The Banc Funds are composed of Banc Fund III L.P., which owns 30,340 shares of Common Stock, Banc Fund III Trust, which owns 92,993 shares of Common Stock, Banc Fund IV L.P., which owns 61,117 shares of Common Stock, Banc Fund IV Trust, which owns 205,550 shares of Common Stock, and Banc Fund V L.P., which owns 78,000 shares of Common Stock.
(2) Based on information contained in a Schedule 13D filed with the SEC on December 24, 1998.
(3) Based on information contained in a Schedule 13D filed with the SEC on December 31, 1998.
(4) Wellington Management Company, LLP, has shared voting power with respect to 408,000 shares of Common Stock, and shared dispositive power with respect to 568,000 shares of Common Stock.
(5) Based on information contained in a Schedule 13G filed with the SEC on February 9, 1999.


                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                                   PROPOSAL 1.
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of seven (7) directors and is divided into three classes. Each of the members of the Board of the Directors of the Company also serves as a Director of United Commercial Bank, which is a wholly-owned subsidiary of the Company. Directors are elected for staggered terms of three years each, with the term of office of one of the three classes of Directors expiring each year. Directors serve until their successors are elected and qualified. Currently, there are six (6) members of the Board of the Directors with one (1) vacancy. The Board of Directors is currently conducting a search to fill the remaining vacancy on the Board.

         The two nominees proposed for election at this Annual Meeting are Robert Fell and Ronald McMeekin. No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

         In the event that any such nominee is unable to serve, or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the election of the nominees proposed by the Board of Directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF MESSRS. FELL AND McMEEKIN AS DIRECTORS OF UCBH HOLDINGS, INC.

Information with Respect to the Nominees, Continuing Directors and Certain Executive Officers of the Company

         The following table sets forth, as of the Record Date, the names of the nominees, continuing Directors and named executive officers of the Company, as defined below: their ages; their position with the Company; certain directorships held by each; the year in which each became a Director and the year in which their terms (or in the case of the nominees, their proposed terms) as Director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each Director and named executive officer and all Directors and executive officers as a group as of the Record Date.

---------------------------------------------------------------------------------------------------------
Nominees for Director         Title (1)        Age     Director    Term to     Shares of         Percent
                                                       Since (2)   Expire      Common Stock      of Class
                                                                               Beneficially      (5)
                                                                               Owned (3,4)
---------------------------------------------------------------------------------------------------------
Robert Fell (6,7,8)           Director         77      1998        2002           3,333            *
---------------------------------------------------------------------------------------------------------

Ronald McMeekin (6&7)         Director         65      1998        2002           3,333            *
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Continuing Directors          Title (1)                       Age    Director     Term to   Shares of         Percent
                                                                     Since (2)    Expire    Common Stock      of Class
                                                                                            Beneficially      (5)
                                                                                            Owned (3,4)
----------------------------------------------------------------------------------------------------------------------
Sau-wing Lam (7&8)            Chairman of the Board of        46       1996         2000        66,666           *
                              Directors
----------------------------------------------------------------------------------------------------------------------
Thomas S. Wu (7)              President, Chief Executive      40       1998         2001        64,999           *
                              Officer and Director
----------------------------------------------------------------------------------------------------------------------
Jonathan H. Downing (7)       Senior Vice President, Chief    47       1993         2000        38,333           *
                              Financial Officer, Treasurer
                              and Director
----------------------------------------------------------------------------------------------------------------------
Godwin Wong (6&7)             Director                        49       1998         2001        23,333           *
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Named Executive Officers      Title (1)                       Age                           Shares of         Percent
Who Are Not Directors                                                                       Common Stock      of Class
                                                                                            Beneficially      (5)
                                                                                            Owned (3,4)
----------------------------------------------------------------------------------------------------------------------
Louis E. Barbarelli           Senior Vice President and       56                                13,333           *
                              Director of Operations and
                              Systems
----------------------------------------------------------------------------------------------------------------------
Cecilia Lai                   Senior Vice President and       49                                28,333           *
                              Director of Retail Banking
----------------------------------------------------------------------------------------------------------------------
Sylvia Loh                    Senior Vice President and       43                                35,000           *
                              Director of Commercial Banking
----------------------------------------------------------------------------------------------------------------------
All Directors and Executive                                                                    308,330           3.30%
Officers as a Group (12
persons)
----------------------------------------------------------------------------------------------------------------------

*        Does not exceed 1.0% of the Company's voting securities.
(1) Titles are for both the Company and the Bank unless otherwise indicated.
(2) The date given includes years during which the director served on the Board of USB Holdings, Inc., the predecessor to UCBH Holdings, Inc.
(3) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
(4)      Includes 3,333, 3,333, 16,666, 31,666, 21,666, 3,333, 10,000, 18,333
         and 18,333 shares subject to options granted to Messrs. Fell, McMeekin, Lam, Wu, Downing, Wong, Barbarelli and Ms. Lai and Loh, respectively, under the Stock Option Plan, which become exercisable on April 17, 1999. As of the Record Date, no options have been exercised.
(5) As of the Record Date, there were 9,333,333 shares of Common Stock outstanding.
(6) Member of the Audit and Examining Committee of which Mr. Fell is the Chairman.
(7) Member of the Credit Policy and Investment Committee of which Dr. Wong is the Chairman.
(8)      Member of the Human Resources Committee of which Mr. Lam is the
         Chairman.

Nominees for Directors:

         Mr. Fell was appointed to the Board of the Bank in 1994 and of the Company since April 1998. Mr. Fell joined the Board of the FPB Bank Holding Company Limited in August 1993. Mr. Fell is currently a financial consultant and is Chairman of the International Securities Consultancy Limited.

         Mr. McMeekin was appointed as a director of the Company and the Bank in July 1998. With over 30 years of extensive domestic and overseas banking experience, he has served as Chief Executive Officer for the following banks:
Bank of the Orient in San Francisco from 1990 to 1996, I.B.I. Asia in Hong Kong from 1988 to 1989, and Ocean Leila in Hong Kong from 1973 to 1976. Mr. McMeekin is a retired banker since 1996 and is currently a financial consultant.

Continuing Directors:

         Mr. Lam was appointed Chairman of the Board of Directors of the Company and of the Bank in April 1998 and has been a director of the Company and of the Bank since December 1996. From December 1996 to March 1998, he served as President of the Company. From December 1996 to December 1997, he served as President and Chief Executive Officer of the Bank. From January 1997 to April 1998, he served as Vice Chairman of the Bank. From 1995 to 1996, Mr. Lam served as President and Chief Executive Officer of Pacific Link Communications Limited located in Hong Kong, a subsidiary of the First Pacific Group. Prior to becoming Chief Executive Officer of Pacific Link, Mr. Lam was appointed President, Chief Executive Officer and Director of the Bank from March 1991 through January 1995.

         Mr. Wu was appointed President and Chief Executive Officer of the Bank effective January 1, 1998. Prior to that appointment, Mr. Wu was the Executive Vice President and Director of the Bank as of September 25, 1997. Mr. Wu was elected President and Chief Executive Officer of the Company effective March 26, 1998, and as a director of the Company on April 17, 1998. Previously, Mr. Wu was the Director of Customer Care for Pacific Link Communications Limited in Hong Kong where he managed over 600 employees and was responsible for formulating and implementing customer care, customer retention, and customer communications strategies. Mr. Wu served as a director of the Bank from 1995-1996 and was a Senior Vice President, Head of Retail Banking of the Bank from 1992-1996 when he directed the marketing, public relations, loan originations, branch administration and operations control functions. Mr. Wu also served the Bank as Vice President, Regional Manager, of its Southern California Retail Banking Division from 1991-1992.

         Mr. Downing has been Senior Vice President and Chief Financial Officer of the Bank since 1989. Mr. Downing has served as a director of the Bank since January 1991 and of the Company since November 1993.

         Dr. Wong has been a director of the Bank since 1994 and of the Company since April 1998. Dr. Wong has been on the Faculty of the Haas School of Business at the University of California at Berkeley for fourteen years. Dr. Wong has also been a tenured professor of management at Golden Gate University for the last seventeen years. Dr. Wong has been on the faculty of the Graduate School of Business Administration, Zurich, Switzerland for the last nine years and has lectured in seventeen countries to executives throughout the world.

Named Executive Officers Who Are Not Directors:

         Mr. Barbarelli has been Senior Vice President and Director of Operations and Systems of the Bank since August 1993 and served as a member of the Board of Directors from 1994 to 1998. Prior to 1993, he served for two years as a Senior Vice President and Chief Auditor of the Bank.

         Ms. Lai has been Senior Vice President and Director of Retail Banking since 1997 and served as a member of the Board of Directors from 1997 to 1998. Prior to holding that position, she was Vice President of Credit Risk Management and Compliance, as well as CRA Officer and Compliance Officer at the Bank since 1992.

         Ms. Loh is a Senior Vice President and Director of Commercial Banking of the Bank and joined the Bank as Vice President and Head of Commercial Banking in January 1996. From 1992 to 1996, Ms. Loh held the position of Vice President, Relationship Manager, Bank of America, International Trade Bank.

         No director is related to any other director or executive officer of the Company or the Bank by blood, marriage or adoption.

Meetings and Committees

         The Board of Directors of the Company met five times during the year ended December 31, 1998, and had the following standing committees which met during the year: The Audit and Examining Committee, the Credit Policy and Investment Committee, the Human Resources Committee and the Nominating Committee. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and Committee meetings which such directors served during 1998.

         Audit and Examining Committee. The Audit and Examining Committee of the Company and the Bank is composed of three or more outside directors (Messrs. Fell, Wong and McMeekin) who are independent of management of the Company and the Bank. The Audit and Examining Committee of the Company was formed in May 1998. That committee met three times during 1998 and will meet quarterly during 1999. The Audit and Examining Committee of the Bank met five times during 1998 and will meet quarterly during 1999. These committees are responsible for reporting to the board on the general financial condition of the Company and the

Bank and the results of the annual audit, and is responsible for ensuring that the Company's and the Bank's activities are conducted in accordance with applicable laws and regulations. These committees also monitor the year 2000 compliance program of the Company and the Bank.

         Credit Policy and Investment Committee. The Credit Policy and Investment Committee of the Company and the Bank is composed of six members of the Board of Directors (Messrs. Wong, Fell, Lam, McMeekin, Downing, and Wu) and met three times during 1998. This Committee is responsible for approving credit policies, setting parameters for credit risks, monitoring the overall credit risk profile for the Company and the Bank and the allowance for loan losses. The Credit Policy and Investment Committee of the Company was formed in 1998 and will meet quarterly during 1999. The Credit Policy and Investment Committee of the Bank met six times during 1998.

         Human Resources Committee. The Human Resources Committee of the Company and the Bank is composed of two outside directors (Messrs. Lam and Fell). This Committee reviews and recommends to the Board of Directors compensation for senior management of the Bank; the adoption, amendment and implementation of incentive compensation plans, stock option plans, and other benefit plans and programs for the Company and the Bank. The Human Resources Committee of the Company and the Bank is also responsible for maintaining on behalf of the Board of Directors a current senior management succession and contingency plan; charged with the investigation and resolution of any incident which may be construed as a potential conflict of interest on behalf of any member of senior management or other offices of the Company and the Bank wherein board of directors oversight and action are appropriate; and may be required from time to time that senior management of the Company and Bank provide or other officers of the Company and the Bank provide proposals for, or status or progress reports on, policies or programs which may have a material bearing on the strategic human resources philosophy and consequent operational direction of the Company and Bank. This Committee met two times during 1998.

         Nominating Committee. The Board of Directors acts as the Nominating Committee of the Company and identifies, recruits, interviews, evaluates and nominates individuals for election as Directors of the Company. The Company's Bylaws provides certain guidelines for nominations by stockholders for the Board of Directors. The Bylaws provide that the notice of nomination must be delivered in writing or mailed to and received at the principal executive offices of the Company by the Secretary of the Company not less than ninety (90) days prior to the date of the Annual Meeting; provided, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or when public disclosure was made. The Bylaws also specify other guidelines and requirements.

Directors' Compensation

         Directors' Fees. Currently, all outside directors of the Company receive an annual retainer of $25,200, while the Chairman of the Board of the Company received an annual retainer of $150,000 for 1998. No committee meeting fees are paid by the Company or the Bank. Mr. Lam received a bonus of $5,000 for serving as Chairman in 1998 and Messrs. Fell and Wong each received a bonus of $8,000 and Mr. McMeekin received a bonus of $4,000 for 1998. Messrs. Wu and Downing do not receive any additional compensation for serving as directors of the Company and the Bank.

         Option Plan. The Company has adopted the Stock Option Plan (approved by the Shareholders on July 30, 1998), under which all directors who are not also employees of the Company are eligible to receive options to purchase common stock. Under the Stock Option Plan, Mr. Lam was granted non-statutory options to purchase 50,000 shares of Common Stock and Messrs. Fell, Wong and McMeekin each were granted non-statutory options to purchase 10,000 shares of Common Stock, all at an exercise price of $15.00, which was the fair market price on the date of the grants. The options vest in three equal installments commencing on April 17, 1999.

Compensation Committee Interlocks and Insider Participation

         The Human Resources Committee is made up of two directors, Messrs. Sau-wing Lam and Robert Fell. Mr. Lam served as President and Chief Executive Officer of the Company and the Bank from December 1996 until December 31, 1997.

Executive Compensation

         The report of the Human Resource Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

         Human Resources Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company for the year ended December 31, 1998. Because the Company did not become a public company until October 1998, the following discussion addresses compensation information relating to the Chief Executive Officer and the executive officers of the Bank for 1998 and sets forth the report of the Human Resources Committee of the Bank and of the Company (collectively the "Committee"). The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals.

         The following policies and procedures were utilized to determine executive compensation levels for 1998. As a result of the success of the public offering, the conversion from a thrift to a commercial bank and other operational changes, subjective qualitative measures were more heavily relied upon by the Committee than quantitative.

         Compensation Policies and Procedures. The compensation policy of the Company and Bank is designed to attract and retain highly qualified personnel and to provide meaningful incentives for measurable performance. The Committee reviews and recommends to the Board of Directors compensation for executive officers of the Company and Bank, the adoption, amendment and implementation of incentive compensation plans, stock option plans, and other benefit plans and programs for the Company and Bank.

         The Committee annually reviews and evaluates base salary and annual bonuses for all executive officers, and in conducting such reviews places primary consideration upon the recommendations by the President and Chief Executive Officer ("Chief Executive Officer"), along with the rationale for such recommendations, with the exception of the compensation review of the Chief Executive Officer. The President and Chief Executive Officer does not participate in the Committee's decision as to his compensation package. In establishing individual compensation levels, the Committee considers the Company and Bank's overall objectives and performance, peer group comparisons and individual performance.

         The Committee adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive persons; (2) relating compensation to both Bank and individual performance; and (3) establishing compensation levels that are internally equitable and externally competitive.

         Base Salaries. Salary levels recommended by the Committee are intended to be consistent and competitive with the practices of comparable financial institutions and each executive's level of responsibility. The Committee generally utilizes internal and/or external surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable institutions in the San Francisco Bay Area and the Los Angeles Metropolitan Area. In this regard, the Committee utilized internal surveys with respect to its executive officers and attempted to make compensation levels commensurate with levels paid to officers of such similarly situated publicly traded financial institutions.

         Although the Committee's recommendations are discretionary and no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and Bank and the performance of the individual executive officer.

         Merit Increase. Merit increases are designed to encourage management to perform at consistently high levels. Salaries for executives are reviewed by the Committee on an annual basis and may be increased at that time based on the Committee's agreement that the individual's overall contribution to the Company merits recognition. The salary adjustments reflected in the summary Compensation Table were also affected in the case of executive officers other than the Chief Executive Officer, by the evaluation of individual contributions to the Company as provided to the Committee by the Chief Executive Officer.

         Bonus. Bonuses for executives are intended to be used as an incentive to encourage management to perform at a high level or to recognize a particular contribution by an employee or exceptional company performance.

         For 1998, the Company and Bank did not maintain a cash bonus plan and all bonuses paid were discretionary and determined by an initial recommendation of the Chief Executive Officer and reviewed and evaluated by the Committee. In determining the amount of the bonuses, the Committee primarily considered the profitability of the Company and Bank and the entire compensation package of the executive officers. In 1998, the Bank accrued a portion of its net operating income for the purpose of paying discretionary bonuses recommended by the Committee and approved by the Board of Directors. For 1998, the Committee specifically considered the Bank's level of funds available for the payment of bonuses, the base salary increase of each executive officer and corporate events during 1998 which required additional effort by the executive officers of the Company and Bank.

         Stock Options. The Committee believes that stock ownership by management is beneficial in aligning management and stockholders interests with respect to enhancing stockholder value. Stock options are also an important in continuing to attract, retain, and motivate qualified employees and also provide them with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other stockholders' concerns and reward employees for outstanding performance. Pursuant to the Stock Option Plan, Awards for the named executive officers were made as set forth in the Summary Compensation Table and the table contained in the Option Grants During Year Ended December 31, 1998 section.

         Chief Executive Officer. In evaluating the compensation of Mr. Thomas
S. Wu, the Committee placed particular emphasis on Mr. Wu's achievements and outstanding performance in 1998. In addition to record earnings, Mr. Wu made significant achievements in restructuring the infrastructure of the Bank from a savings and loan association to a commercial bank and met the challenge of the reorganization from a privately-owned thrift to a publicly-traded commercial bank with its added responsibilities. The leadership provided by Mr. Wu enabled the Bank to meet these challenges while achieving record origination of loans, record core deposit growth and significant improvement of our efficiency ratio. Furthermore, asset quality continued to improve with delinquencies and classified assets down to the lowest level in many years. In 1998, Mr. Wu was granted Incentive Stock Options totaling 95,000.


                          The Human Resources Committee

                  Sau-wing Lam                       Robert Fell
                  Chairman                           Vice Chairman

Summary Compensation Table

         The following shows, for the year ended December 31, 1998 and 1997, the cash compensation paid by the Company and the Bank as well as certain other compensation paid for those years, to the Chief Executive Officer and the other four most highly compensated executive officers at the Company.

--------------------------------------------------------------------------------------------------------------------------------
                                       Annual Compensation                         Long-Term Compensation

                                                                                      Awards              Payouts
--------------------------------------------------------------------------------------------------------------------------------
Name and Principal       Year      Salary     Bonus(1)     Other Annual    Restricted      Securities     LTIP        All Other
Position                                                 Compensation (2)     Stock        Underlying     Payouts   Compensation
                                                                             Awards     Options/SARs (3)
--------------------------------------------------------------------------------------------------------------------------------
Thomas S. Wu (4)        1998      $195,000    $200,000          -               -            95,000          -            -
President and Chief
Executive Officer       1997      $47,788      $17,500          -               -              -             -            -

Jonathan H. Downing     1998      $165,000     $85,000          -               -            65,000          -            -
Senior Vice
President, Chief        1997      $159,000     $60,000          -               -              -             -            -
Financial Officer,
Treasurer and Director

Louis E. Barbarelli     1998      $134,004     $50,000          -               -            30,000          -            -
Senior Vice President
and Director of         1997      $126,000     $41,000          -               -              -             -            -
Operations and Systems

Cecilia Lai             1998      $125,004     $50,000          -               -            55,000          -            -
Senior Vice President
and Director of         1997      $101,246     $40,000          -               -              -             -            -
Retail Banking

Sylvia Loh              1998      $135,240     $60,000          -               -            55,000          -            -
Senior Vice President
and Director of         1997      $117,600     $47,000          -               -              -             -            -
Commercial Banking
--------------------------------------------------------------------------------------------------------------------------------

(1) The referenced bonus represents a performance bonus for the years ended December 31, 1998 and 1997.
(2) For 1998 and 1997, there were no perquisites with an aggregate value over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year or other compensation that would otherwise require disclosure in this column.
(3) The Stock Option Grants of 1998 provide that 1/3 of the total options granted vested annually for three (3) years commencing on April 17, 1999 at an exercise price of $15.00 per share.
(4) Mr. Wu re-joined the Bank on September 23, 1997, after spending one year with Pacific Link Communications Limited, a former overseas affiliate. Mr. Wu was named President and Chief Executive Officer of the Bank effective January 1, 1998 and was elected President and Chief Executive Officer of the Company effective March 26, 1998 and as a Director of the Company on April 17, 1998.

Employment and Change in Control Agreements

         The Bank and the Company have entered into employment agreements with Thomas S. Wu, the President and Chief Executive Officer of the Company and the Bank (the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the Executive.

         The employment agreements provide for a three-year term. The Bank employment agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors will review the agreement and the Executive's performance for purposes of determining whether to extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The term of the Company employment agreement shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The agreements provide that the Executive's base salary will be reviewed annually. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause as would be defined in the agreements, at any time. In the event the Bank or the Company choose to terminate the Executive's employment for any reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to Executive's current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company; the Executive or, in the event of death, the Executive's beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability insurance coverage for the remaining term of the agreement.

         Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company as defined in the proposed employment agreements, it is expected that, the Executive, or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the highest annual compensation paid for the three preceding years. It is expected that the Bank and the Company would also continue the Executive's life, health and disability insurance coverage for 36 months.

         The Bank and the Company have entered into three-year termination and change in control agreements ("CIC Agreements") with certain other executive officers (the "Officers") of the Company and the Bank. The CIC Agreements provide that commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank's CIC Agreements may be renewed by the Board of Directors for an additional year. The Company's CIC Agreements are similar to the Bank's CIC Agreements except that the term of the Company's CIC Agreements shall be extended on a daily basis. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, the Officer would be entitled to receive a severance payment equal to three times the Officer's highest annual compensation for the three years preceding the change in control. The Bank would also continue, and pay for, the Officer's life, health and disability insurance coverage for the remaining term of the agreements. Payments to the Officer under the Bank's CIC Agreements are guaranteed by the Company in the event that payments of benefits are not paid by the Bank. The CIC Agreements also provide that if an Officer is terminated during the existence of the CIC Agreement for any reason other than resignation, cause (as defined in the CIC Agreements), death or permanent disability, but prior to any change in control of the Company or the Bank, the Officer shall be paid a severance payment equal to the highest annual compensation paid to such Officer for the three preceding years.

         In the event of a change in control, total payments to executives and officers under the employment agreements and the CIC Agreements, based solely on current base salary, would be $3.6 million.

Option Grants During Year Ended December 31, 1998

         The following table sets forth the number of shares for which options under the Stock Option Plan were granted in 1998 to the Named Executive Officers, the percent of the total options granted to employees in 1998 such options represented, the exercise price, expiration date and potential realizable value of such options assuming an annual appreciation of the Company's Common Stock of 5 percent and 10 percent, respectively.

------------------------------------------------------------------------------------------------------------------
                                Individual Grants                                    Potential Realizable Value
                                                                                     at Assumed Annual Rates of
                                                                                     Stock Price Appreciation for
                                                                                            option term (1)
------------------------------------------------------------------------------------------------------------------
          Name             Securities     % of Total   Exercise or    Expiration          5%              10%
                           Underlying      Options      Base Price       Date
                             Options      Granted to    ($/Share)
                           Granted (2)    Employees        (3)
                                           in 1998
------------------------------------------------------------------------------------------------------------------
Thomas S. Wu                 95,000         15.3%         $15.00      4/17/2008         $896,175       $2,271,083
------------------------------------------------------------------------------------------------------------------

Jonathan Downing             65,000         10.5%         $15.00      4/17/2008          613,712        1,553,899
------------------------------------------------------------------------------------------------------------------

Sylvia Loh                   55,000          8.9%         $15.00      4/17/2008          518,838        1,314,838
------------------------------------------------------------------------------------------------------------------

Cecilia Lai                  55,000          8.9%         $15.00      4/17/2008          518,838        1,314,838
------------------------------------------------------------------------------------------------------------------

Louis Barbarelli             30,000          4.8%         $15.00      4/17/2008          283,003          717,814
------------------------------------------------------------------------------------------------------------------

(1) In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of the Company's Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

(2) These options are exercisable in three equal installments commencing on the anniversary date of the grant.

(3) Under the Stock Option Plan, the option purchase price is equal to fair market value at the date of the grant. All of these options were granted on April 17, 1998 at an exercise price of $15.00 per share.

         The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 1998. No options were "in-the-money" on December 31, 1998.

                           Year-End Option/SAR Values

--------------------------------------------------------------------------------
                                 Number of Securities Underlying Unexercised
                              Options/SAR at Year-End December 31, 1998 (1) (2)
--------------------------------------------------------------------------------
Name                              Exercisable                  Unexercisable
--------------------------------------------------------------------------------
Thomas S. Wu                           -                           95,000
Jonathan Downing                       -                           65,000
Sylvia Loh                             -                           55,000
Cecilia Lai                            -                           55,000
Louis Barbarelli                       -                           30,000
--------------------------------------------------------------------------------

(1)      The options in this table have an exercise price of $15.00.
(2)      The price of the Common Stock on December 31, 1998 was $13.25.

401(k) Plan

         The Bank maintains a 401(k) Savings Plus Plan ("401(k) Plan"), a tax-qualified retirement plan under Section 401(k) of the Code. The 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. Salaried, hourly and commission-paid employees, are eligible to participate in the 401(k) Plan following the completion of three (3) months of employment and must be twenty-one years (21) of age. Participants may make elective salary reduction contributions to the 401(k) Plan up to the lesser of 15% of the participant's compensation (as defined in the 401(k) Plan) or the legally permissible limit (currently $10,000) imposed by the Code. The Bank makes a matching employer contribution for those employees whose gross earnings do not exceed $80,000 which is equal to an amount of up to 50% of the employee contribution up to a maximum contribution of $2,000 per year. The matching contribution vests over a period of five (5) years. The 401(k) Plan permits participants to direct the investment of their 401(k) plan account into various investment alternatives. Enrollment in the 401(k) Plan is limited to the beginning of a calendar quarter.

Executive Deferred Compensation Plan

         The Bank maintains an Executive Deferred Compensation Plan for the purpose of providing supplemental retirement benefits to a select group of executives and highly compensated employees in consideration of prior services rendered and as an inducement for their continued services in the future. The Plan is intended to be a top-hat plan, exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA, pursuant to ERISA ss.ss.201(2), 301(a)(3) and 401(a)(1). Notwithstanding the existence of a trust,
(i) Participants have the status of general unsecured creditors of the Bank,
(ii) the Plan constitutes a mere promise by the Bank to pay benefits in the future, and (iii) it is the intention of the parties that the arrangements be unfunded for tax purposes and for purposes of Title I of ERISA. The interest rate to be paid on the deferred amount shall not be less than the prime rate published in the "Wall Street Journal" as of December 31 of the preceding year.

                             Stock Performance Graph

         The following graph shows a comparison of stockholder return on the Company's Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the Nasdaq Stock Market (U.S.) Index and Nasdaq Bank Stocks Index for the period beginning on November 5, 1998, the first day of trading in the Company's Common Stock, through January 29, 1999. The data used to prepare the graph was prepared by the Center for Research in Security Prices ("CRSP") at the University of Chicago Graduate School of Business. The graph was derived from a very limited period of time, and, as a result, may not be indicative of possible future performance of the Company's Common Stock.

                     Comparison of Cumulative Total Returns
                  Among the Company, Nasdaq Stock Market (U.S.)
                       Index and Nasdaq Bank Stocks Index

                                [OBJECT OMITTED]


---------------------------------------------------------------------------------------------------------
                                     Summary

                                            11/5/98       11/30/98       12/31/98       1/29/99
                                            -------       --------       --------       -------
UCBH Holdings, Inc.                          100.0           97.8           93.4           96.0
CRSP Index - Nasdaq Stock Market Index       100.0          106.0          119.6          137.0
CRSP Index - Nasdaq Bank Stocks Index        100.0           98.5          101.1           98.6

Notes:
A.       The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.       The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.       If the monthly interval, based on the month end, is not a trading day, the preceding trading day is used.
D.       The index level for all series was set to 100.0 on 11/5/98.
---------------------------------------------------------------------------------------------------------

                                   PROPOSAL 2.
              APPROVAL OF THE AMENDMENT TO THE UCBH HOLDINGS, INC.
                             1998 STOCK OPTION PLAN

         The Company's Stock Option Plan was initially adopted by the Board of Directors on May 14, 1998 and approved by the stockholders on July 30, 1998. An aggregate of 653,333 shares of Common Stock are currently reserved for issuance under the Plan, of which options for 645,000 shares have been awarded (as of March 15, 1999). All of the options that have been awarded, as of March 15, 1999, have an exercise price of $15.00. The Board of Directors believes that the availability of an adequate number of shares in the share reserve of the Plan is an important factor in continuing to attract, retain and motivate qualified employees and non-employee directors essential to the success of the Company and its subsidiaries and the options also provide these persons with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other stockholder's concerns and reward employees for outstanding performance. Accordingly, the Board of Directors has adopted, subject to shareholder approval, an increase in the number of shares of Common Stock underlying the Plan to 933,333 shares. It is the intent of the Board of Directors that the exercise price of the option shall be the greater of $15.00 or 100% of the fair market value of the Common Stock on the date of the grant.

Revision to Plan

         The Board of Directors approves, subject to stockholder ratification, the following amendment to the Plan, Section 4 as follows:

         "4.      STOCK SUBJECT TO THE PLAN.
                  --------------------------
         Subject to adjustment as provided in Section 14, the maximum number of shares reserved for Awards under the Plan is 933,333 shares of the Common Stock. These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Company. To the extent that Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Awards terminate, expire, are forfeited or are canceled without having been exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares."

The following is a summary of the material terms of the Plan which is qualified in its entirety by the complete provisions of the Plan, which is on file with the Securities and Exchange Commission as Exhibit 10.5 to the Company's Registration Statement on Form S-1 (SEC File No. 333-58325), filed on July 1, 1998.

General

         The Plan authorizes the granting of options to purchase Common Stock and option-related awards (collectively "Awards"). Subject to certain adjustments to prevent dilution of Awards to participants, the maximum number of shares reserved for purchase pursuant to the exercise of option and option-related Awards under the Plan is presently 653,333 shares and this proposal would raise the maximum number of shares to 933,333. All officers, other employees and Outside Directors of the Company and its affiliates, are eligible to receive Awards under the Plan. The Plan will be administered by a committee (the "Committee"). Authorized but unissued shares or shares previously issued and reacquired by the Company may be used to satisfy Awards under the Plan. The exercise of options granted under the Plan will result in an increase in the number of shares outstanding, and may have a dilutive effect on the holdings of existing stockholders. The Plan will be in effect for a period of ten years from the date of adoption by the Board of Directors.

Awards

         Types of Awards. The Plan authorizes the grant of Awards to employees and Outside Directors in the form of: (i) options to purchase the Company's Common Stock intended to qualify as incentive stock options under Section 422 of the Code (options which afford tax benefits to the recipients upon compliance with certain conditions and which do not result in tax deductions to the Company), referred to as "Incentive Stock Options"; (ii) options that do not so qualify (options which do not afford income tax benefits to recipients, but which may provide tax deductions to the Company), referred to as "Non-statutory Stock Options"; and (iii) limited rights which are exercisable only upon a change in control of the Company (as defined in the Plan) ("Limited Rights").

         Options. The Board of Directors (as of March 15, 1999) has granted 645,000 options to employees (including executive officers) and to Outside Directors at an exercise price of $15.00 per share under the Stock Option Plan. Options for 280,000 shares will be reserved and available under the Stock Option Plan for future grants to Outside Director and/or employees if this Proposal is approved. All options granted to employees will be qualified as Incentive Stock Options to the extent permitted under Section 422 of the Code. Incentive Stock Options, at the discretion of the Committee with the concurrence of the holder, may be converted into Non-Statutory Stock Options. Pursuant to the Plan, the Committee has the authority to determine the date or dates on which each stock option shall become exercisable. The exercise price of all Incentive Stock Options must be 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. The exercise price may be paid in cash or in Common Stock at the discretion of the Committee. See "Payout Alternatives" and "Alternate Option Payments." All stock options that were granted had an exercise price of $15.00. The options become exercisable in three equal installments. The first third of options granted in 1998 become exercisable on April 17, 1999, and in annual equal installments thereafter.

         Incentive Stock Options may only be granted to employees. In order to qualify as Incentive Stock Options under Section 422 of the Code, the exercise price must not be less than 100% of the fair market value on the date of grant and the term of the option may not exceed ten years from the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant.

         Termination of Employment. Options granted under the Plan may be exercised at such time as the Committee determines, but in no event shall an option be exercisable more than ten years from the date of grant (or five years from date of grant in the case of incentive stock options for a 10% owner). The Committee in its discretion may determine the time frame in which options may be exercised and may redesignate Incentive Stock Options as Non-statutory Stock Options.

         Upon the termination of an Employee's or Outside Director's employment or service in the event of disability, change in control or death, all Non-statutory Stock Options shall immediately vest and become exercisable for one year after such termination, and in the event of termination for cause or termination of employment or service for any other reason including retirement or voluntary resignation, all vested Non-Statutory Stock Options as of the date of termination of employment or service shall be exercisable for a period of one year. Any unvested Non-Statutory Stock Options at that time shall become null and void.

         Upon the termination of an Employee's employment in the event of disability, change in control, retirement or death, all Incentive Stock Options shall immediately vest and become exercisable for one year after such termination (however, in the event of change in control or retirement, exercising after three months will result in loss of incentive stock option treatment under the Code), and in the event of termination for cause or termination of employment for any other reason including voluntary resignation, all vested Incentive Stock Options as of the date of termination of employment shall be exercisable for a period of one year. Any unvested Incentive Stock Options at that time shall become null and void.

         Limited Rights. Limited Rights are related to specific options granted and become exercisable in the event of a change in control of the Bank or the Company. Upon exercise, the optionee will be entitled to receive in lieu of purchasing the stock underlying the option, a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise of the right less any applicable tax withholding.

         Option Grants. It is currently intended that the options proposed to be granted will include Limited Rights and will vest either upon grant or over a period of time as determined by the Committee in its sole discretion; provided, however, that all options, whether or not then exercisable, will be immediately exercisable in the event the optionee's employment or service is terminated due to death, disability, a change in control, or, in the case of employees, retirement. The exercise price of all such options will be 100% of the fair market value of the underlying Common Stock at the time of grant.

         As of March 1, 1999, the fair market value per share of Common Stock was $14.00.

Tax Treatment

         An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the Common Stock is recognized as income taxable at long term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met.

         In the case of the exercise of a Non-statutory Stock Option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the fair market value of the Common Stock. In the event shares received through the exercise of an Incentive Stock Option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a Non-statutory Stock Option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a Non-statutory Stock Option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes.

         In the case of Limited Rights, the option holder would have to include the amount paid to him upon exercise in his gross income for federal income tax purpose in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid.

Payout Alternatives

         The Committee has the sole discretion to determine what form of payment it shall use in distributing payments for all Awards. If the Committee requests any or all participants to make an election as to form of payment, it shall not be considered bound by the election. Any shares of Common Stock tendered in payment of an obligation arising under the Plan or applied to tax withholding amounts shall be valued at the fair market value of the Common Stock. The Committee may use treasury stock, authorized but unissued stock or it may direct the market purchase of shares of Common Stock to satisfy its obligations under the Plan.

Alternate Option Payments

         The Committee also has the sole discretion to determine the form of payment for the exercise of an option. The Committee may indicate acceptable forms in the Award Agreement covering such options or may reserve its decision to the time of exercise. No option is to be considered exercised until payment in full is accepted by the Committee. The Committee may permit the following forms of payment for options: (a) in cash or by certified check; (b) through borrowed funds, to the extent permitted by law; or (c) by tendering previously acquired shares of Common Stock. Any shares of Common Stock tendered in payment of the exercise price of an option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

Amendment

         The Board of Directors may amend the Plan in any respect, at any time, provided that no amendment may affect the rights of an Awardholder without his or her permission.

Adjustments

         In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, or in the event a capital distribution is made, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution or enlargement of the rights of the Awardholder. All Awards under this Stock Option Plan shall be binding upon any successors or assigns of the Company.

New Plan Benefits

         The Company cannot now determine the number of options to be received in the future by the Named Executive Officers, non-employee directors, all current officers as a group or all employees (including current officers who are not executive officers) as a group, as a result of the proposed increase in the number of shares reserved under the Stock Option Plan. See "Directors' Compensation-Option Plan" and "Executive Compensation-Option Grants During Year Ended December 31, 1998" for the number of stock options granted under the Stock Option Plan to directors and Named Executive Officers during 1998.

Stockholder Approval

         Under Delaware law and the Company's bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder approval and ratification of this Proposal 2. Accordingly, shares as to which the "ABSTAIN" box has been selected on the proxy card will not be counted as votes cast for purposes of Delaware law and the Company's bylaws. Shares underlying broker non-votes will not be counted as present and entitled to vote or as votes cast and will have no effect.

         Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the approval of the amendment to the UCBH Holdings, Inc. 1998 Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1998 UCBH HOLDINGS, INC. STOCK OPTION PLAN.

                                   PROPOSAL 3.
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Company's independent accountants for the year ended December 31, 1998 were PricewaterhouseCoopers LLP. The Company's Board of Directors has reappointed PricewaterhouseCoopers LLP to continue as independent accountants for the Company for the year ending December 31, 1999, subject to ratification of such appointment by the shareholders.

         Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

         Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                             ADDITIONAL INFORMATION

Shareholder Proposals

         To be considered for inclusion in the Company's proxy statement and form of proxy relating to the year 2000 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than November 16, 1999. Any such proposal will be subject to 17 C.F.R. ss.ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

         The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. In the case of this Meeting, notice by the stockholder must be received before the close of business on March 25, 1999. The advance notice by stockholders must include the shareholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided.

Other Matters Which May Properly Come Before the Meeting

         The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the Meeting, you are urged to return your proxy card promptly. If you are then present at the Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Meeting.

         A copy of the Form 10-K (without exhibits) for the year ended December 31, 1998, as filed with the Securities and Exchange Commission will be furnished without charge to beneficial owners of the Company's Common Stock upon written request to Eileen Romero, Corporate Secretary, UCBH Holdings, Inc., 711 Van Ness Avenue, San Francisco, California 94102.

                                            By Order of the Board of Directors

                                            /s/ Eileen Romero
                                            ----------------------------------
                                            Eileen Romero
                                            Corporate Secretary

San Francisco, California
March 15, 1999

           YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                 REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
                    RETURN THE ACCOMPANYING PROXY CARD IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE.